UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2011 alpha-En Corporation

 (Exact name of registrant as specified in its charter)

Delaware	001-12885	95-4622429
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 White Plains Road
Tarrytown, New York 10591
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (914) 631-5265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

alpha-En Corporation

February 23, 2011

Item 1.01.            Entry into a Material Definitive Agreement.

On March 2, 2011, alpha-En Corporation issued a press release announcing it had entered into an Option Agreement with MXL Leasing, LP to prepare for the commercial manufacture of lithium metal and, subject to the terms of a definitive agreement, commence commercial manufacturing of lithium metal.  A copy of the Option Agreement is attached as Exhibit 10.1, and the press release is attached as Exhibit 99.1, to this current report on Form 8-K.

Item 3.02.             Unregistered Sales of Equity Securities.

Pursuant to the Option Agreement, alpha-En issued to MXL Leasing an option to purchase 1,000,000 shares of alpha-En common stock at an exercise price of $0.11 per share for a period of five years.  The option was issued to MXL Leasing in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Option Agreement, dated as of February 23, 2011, between alpha-En Corporation and MXL Leasing, LP.

99.1	Press Release of alpha-En Corporation issued on March 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 2, 2011	ALPHA-EN CORPORATION

	By:	/s/ Jerome I. Feldman
Jerome I. Feldman
Chairman of the Board

GREENBERG TRAURIG, LLP
The MetLife Building
200 Park Avenue, 15th Floor
New York, New York  10166

March 2, 2011

VIA EDGAR

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Current Report on Form 8-K for alpha-En Corporation
Commission File No. 001-12885
Dear Sirs:

On behalf of alpha-En Corporation, a Delaware corporation, we hereby submit in electronic format for filing with the U.S. Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended, and Rule 101(a)(1)(iii) of Regulation S-T, one copy of alpha-En’s current report on Form 8-K, dated February 23, 2011.

The enclosed Form 8-K reports alpha-En’s entry into an Option Agreement under Item 1.01 thereof, and issuance of an option to purchase common stock under Item 3.02 thereof.

Please address any comments or questions that you may have concerning the Current Report to the undersigned (tel: (212) 801-9221; fax: (212) 801-6400).

Very truly yours,

/s/ Spencer G. Feldman

Spencer G. Feldman

cc:	Mr. Jerome I. Feldman